EXHIBIT 23


INDEPENDENT AUDITOR' CONSENT

We consent to the incorporation by reference in E'town Corporation's Registration Statement No. 33-316713 on Form S-3 and Nos. 33-49812, 33-44210 and 33-42509 on Forms S-8 of our reports dated February 18, 1998 (except for
Note 11 to the financial statements as to which the date is March 6, 1998) and to the incorporation by reference in Elizabethtown Water Company's
Registration  Statement  No.  33-19600  on  Form  S-8  and  Nos.  33-68579  and
33-51917 on Forms S-3 of our report dated February 18, 1998, appearing or incorporated by reference in this Annual Report on Form 10-K of E'town
Corporation  and  Elizabethtown  Water Company for the year ended  December 31,
1997.


/s/ Deloitte & Touche

Parsippany, New Jersey
March 27, 1998